UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 10, 2022

Franklin Street Properties Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32470	04-3578653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880
(Address of Principal Executive Offices, and Zip Code)

(781) 557-1300

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value per share	FSP	NYSE American

ITEM 1.01. Entry into a Material Definitive Agreement.

New Revolving Line of Credit

On January 10, 2022, Franklin Street Properties Corp. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, a letter of credit issuer and a lender (“BofA”), and the other lending institutions party thereto, for a new revolving line of credit for borrowings, at the Company’s election, of up to $217,500,000 (the “BofA Revolver”). Borrowings made under the BofA Revolver may be revolving loans or letters of credit, the combined sum of which may not exceed $217,500,000 outstanding at any time. Borrowings made pursuant to the BofA Revolver may be borrowed, repaid and reborrowed from time to time until the maturity date on January 12, 2024. The Company has the right to request an extension of the maturity date, subject to acceptance by the lenders and satisfaction of certain other customary conditions. The BofA Revolver includes an accordion feature that allows the Company to request an increase in borrowing capacity to an amount not exceeding $750,000,000 in the aggregate, subject to receipt of lender commitments and satisfaction of certain customary conditions.

Borrowings under the BofA Revolver bear interest at a margin over either (i) the daily simple Secured Overnight Financing Rate (“SOFR”), plus an adjustment of 0.11448%, or (ii) one, three or six month term SOFR, plus a corresponding adjustment of 0.11448%, 0.26161% or 0.42826%, respectively. In addition, under certain circumstances, such as if SOFR is not able to be determined, the BofA Revolver will instead bear interest at a margin over a specified base rate. The margin over SOFR or, if applicable, the base rate varies depending on the Company’s leverage ratio (1.950% over SOFR and 0.950% over the base rate at January 10, 2022). The Company is also obligated to pay an annual facility fee and, if applicable, letter of credit fees in amounts that are also based on the Company’s leverage ratio. The facility fee is assessed against the aggregate amount of lender commitments regardless of usage (0.350% at January 10, 2022). The actual amount of the facility fee, any letter of credit fees, and the margin over SOFR or the base rate is determined based on the per annum percentages in the following grids:

Level	Leverage Ratio	Daily SOFR Rate Loans, Term SOFR Loans and Letter of Credit Fees	Facility Fee	Base Rate Loans
I	< 35.00%	1.550%	0.300%	0.550%
II	≥ 35.00% - < 40.00%	1.650%	0.300%	0.650%
III	≥ 40.00% - < 45.00%	1.750%	0.350%	0.750%
IV	≥ 45.00% - < 50.00%	1.950%	0.350%	0.950%
V	≥ 50.00% - < 55.00%	2.150%	0.350%	1.150%
VI	≥ 55.00%	2.350%	0.400%	1.350%

In the event that the Company is assigned an investment grade credit rating, the Company has a one-time right to elect to convert to a different, credit-based pricing grid with the following per annum percentages:

Level	Credit Rating	Daily SOFR Rate Loans, Term SOFR Loans and Letter of Credit Fees	Facility Fee	Base Rate Loans
I	A-/A3 (or higher)	0.725%	0.125%	0.000%
II	BBB+/Baa1	0.775%	0.150%	0.000%
III	BBB/Baa2	0.850%	0.200%	0.000%
IV	BBB-/Baa3	1.050%	0.250%	0.050%
V	<BBB-/Baa3	1.400%	0.300%	0.400%

Base rate means, for any day, a fluctuating rate per annum equal to the highest of: (i) the rate of interest in effect for such day as publicly announced from time to time by the administrative agent as its “prime rate”, (ii) the Federal Funds Rate plus 1/2 of 1% (0.50%), (iii) term SOFR for one month plus 1.00% and (iv) 1.00%. If the base rate is being used because SOFR is not able to be determined, base rate is the greater of clauses (i), (ii) and (iv).

The Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including limitations with respect to indebtedness, liens, investments, mergers and acquisitions, disposition of assets, changes in business, certain restricted payments, the requirement to have subsidiaries provide a guaranty in the event that they incur recourse indebtedness and transactions with affiliates. The Credit Agreement also contains financial covenants that require the Company to maintain a minimum tangible net worth, a maximum leverage ratio, a maximum secured leverage ratio, a minimum fixed charge coverage ratio, a maximum unencumbered leverage ratio and a minimum unsecured interest coverage ratio. The Credit Agreement also restricts the Company’s ability to make dividend distributions that exceed of 95% of the Company’s good faith estimate of projected funds from operations for the applicable fiscal year; provided, however, that notwithstanding such restriction, the Company is permitted to make dividend distributions based on the Company’s good faith estimate of projected or estimated taxable income or otherwise as necessary to retain the Company’s status as a real estate investment trust, to meet the distribution requirements of Section 857 of the Internal Revenue Code or to eliminate any income or excise taxes to which the Company would otherwise be subject.

The Credit Agreement provides for customary events of default with corresponding grace periods, including failure to pay any principal or interest when due, failure to comply with the provisions of the Credit Agreement, certain cross defaults and a change in control of the Company (as defined in the Credit Agreement). In the event of a default by the Company, BofA, in its capacity as administrative agent, may, and at the request of the requisite number of lenders shall, declare all obligations under the Credit Agreement immediately due and payable and enforce any and all rights of the lenders or BofA under the Credit Agreement and related documents. For certain events of default related to bankruptcy, insolvency, and receivership, all outstanding obligations of the Company will become immediately due and payable.

The Company may use the net proceeds of the BofA Revolver to finance the acquisition of real properties and for other permitted investments; to finance investments associated with Sponsored REITs (as defined in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020), to refinance or retire indebtedness and for working capital and other general business purposes, in each case to the extent permitted under the Credit Agreement.

Certain of the lenders party to the Credit Agreement, and their respective affiliates, have performed, and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1. The foregoing summary of the Credit Agreement is qualified in its entirety by the complete text of the Credit Agreement.

Former Revolving Line of Credit

Effective simultaneously with the closing of the BofA Revolver on January 10, 2022, the Company delivered a notice (the “Early Termination Notice”) to BofA terminating the aggregate lender commitments under its former revolving line of credit for borrowings up to $600,000,000 (the “Former BofA Revolver”) in their entirety. There were no borrowings outstanding under the Former BofA Revolver. The Former BofA Revolver was evidenced by that certain Second Amended and Restated Credit Agreement dated as of October 29, 2014, among the Company, BofA as administrative agent, a letter of credit issuer, a swing line lender and a lender, and the other lending institutions party thereto (as amended, the “Credit Facility Agreement”). If the Company had not delivered the Early Termination Notice, the Former BofA Revolver would have matured by its own terms on January 12, 2022. The Credit Facility Agreement also evidences a $400,000,000 term loan (the “BofA Term Loan”) that was previously advanced to the Company, approximately $110,000,000 of which remained outstanding as of December 31, 2021. The BofA Term Loan matures on January 12, 2023.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d)Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBITS
10.1	Credit Agreement, dated January 10, 2022, among Franklin Street Properties Corp., Bank of America, N.A., and the other parties thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN STREET PROPERTIES CORP.

By:	/s/ Scott H. Carter
Scott H. Carter
Executive Vice President, General Counsel and Secretary

Date: January 11, 2022